Exhibit 99.1

News Release

Graham Corporation ♦ 20 Florence Avenue ♦ Batavia, NY 14020

IMMEDIATE RELEASE

Graham Corporation Appoints Jonathan W. Painter as Chairman of the Board

Daniel J. Thoren to Retire and Step Down as Executive Chairman, Continue as Strategic Advisor Through June 2027

BATAVIA, N.Y. June 17, 2026—Graham Corporation (NYSE: GHM), a global leader in the design and manufacture of mission critical fluid, power, heat transfer, vacuum, and advanced mixing technologies for the defense, space, energy, and process industries, today announced that Jonathan W. Painter has been appointed Chairman of the Board of Directors, effective June 15, 2026. The appointment follows the decision by Daniel J. Thoren to retire and step down from his role as Executive Chairman and as a Director as part of the executive transition plan announced in February last year. Mr. Thoren will continue to serve as a Strategic Advisor to the Company through June 2027 with a focus on business development initiatives.

Mr. Painter previously served as Chairman of the Board until June 2025, when he transitioned to Lead Independent Director as part of the Company’s CEO succession plan. As part of Mr. Thoren’s planned transition, Mr. Painter will reassume the Chairman role, providing governance continuity as the leadership transition has been completed.

Mr. Thoren’s retirement from the Board of Directors marks the next phase of the CEO succession plan announced in February 2025. Following his transition, the Board will return to seven directors, consistent with its prior structure, having been temporarily expanded to eight members to support the leadership transition.

Mr. Thoren transitioned from President and CEO to Executive Chairman in June 2025, focusing on business development activities and working closely with CEO, Matthew J. Malone and the leadership team on strategic initiatives.

Jonathan W. Painter, Chairman of the Board of Directors, said “I am honored to reassume the role of Chairman as we complete the next phase of our planned leadership transition. On behalf of the Board, I want to express our deep gratitude to Dan for his exceptional contributions to Graham Corporation over the last five years. His leadership as CEO and Executive Chairman has been instrumental in positioning the company for continued success. Under Matt’s leadership over the past year, Graham has performed exceptionally well, and I have complete confidence in his vision and ability to drive the company forward. The Board remains committed to supporting Matt and the entire leadership team as we pursue our strategic objectives and create value for our shareholders.”

Daniel J. Thoren, Executive Chairman, said “It has been a privilege to serve Graham Corporation in various leadership roles, and I am incredibly proud of what we have accomplished together. Matt has done an exceptional job since taking over as CEO a year ago, and I have full confidence in his leadership and the strength of the team he has built. Now feels like the right time for me to step back, knowing the Company is in excellent hands, and well-positioned for future growth. I look forward to continuing to support Graham as a Strategic Advisor and completing the initiatives I have been working on.” Mr. Malone assumed the role of President and CEO in June 2025, following a carefully planned succession process. Under his leadership, the Company has delivered strong operational and financial performance.

Graham Corporation Appoints Jonathan W. Painter as Chairman of the Board

June 17, 2026

About Graham Corporation

Graham is a global leader in the design and manufacture of mission critical fluid, power, heat transfer, vacuum, and advanced mixing technologies for the Defense, Space, Energy, and Process industries. Graham Corporation and its family of global brands are built upon world-renowned engineering expertise, proprietary technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems. Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “future,” “believe,” “will,” “plan” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, expected future management personnel changes and the timing of such changes, expected expansion and growth opportunities, and its growth strategy, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information:

Christopher J. Thome

Vice President—Finance and CFO

Phone: (585) 343-2216

Tom Cook

Investor Relations

Phone: (203) 682-8250

Tom.Cook@icrinc.com

Source: Graham Corporation